Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN, President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX: 217.351.6651

Main Street Trust Reports 35.1% Increase

in Net Income Per Share and 44.9% Increase

in Total Earnings for Third Quarter 2005

CHAMPAIGN, Ill., October 24, 2005/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) reported record earnings of $0.50 in unaudited consolidated net income per diluted share for the quarter ended September 30, 2005, compared to $0.37 per diluted share for the same period in 2004, an increase of 35.1%. Consolidated net income for the quarter totaled $5.151 million compared to $3.555 million for the same period in 2004, an increase of 44.9%.  YTD net income per diluted share of $1.37 compared to $1.17 in 2004, an increase of 17.1%.  YTD net income was $13.811 million compared to $11.216 million in 2004, an increase of 23.1%.

Van A. Dukeman, President and CEO stated that, “We are gratified by the financial results we are able to report this quarter, which is due in no small part to the performance of our employees, including the executive team, who are focused on Main Street’s vision to become THE respected and innovative leader in the financial services industry in the markets we serve.”

Dukeman further stated that, “Main Street’s banking subsidiary, Main Street Bank & Trust, recently introduced Wealth Management services into the McLean County Area Market in conjunction with our acquisition of Citizens First Financial Corp. (approximately $329 million in total assets) earlier this year.  In addition, our McLean County banking subsidiary, Citizens Savings Bank, has been merged with and into Main Street Bank & Trust early in the fourth quarter.  The Bank’s Integration of the former First Realty of Illinois, Inc. allows continued farm brokerage services through the Wealth Management Division of Main Street Bank & Trust, which includes management of more than 75,000 acres of prime Downstate Illinois farmland.  Main Street First Realty is well positioned to take advantage of historically high valuations of farmland assets.”

Cash Dividend Paid

The Company distributed a $0.22 per share cash dividend on October 21, 2005, payable to shareholders of record on October 7, 2005.  This is the third quarterly cash dividend paid in 2005; making total dividends paid to-date $0.88 per share for 2005, compared to $0.84 per share for the same period in 2004.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.53 billion in assets as of September 30, 2005, providing financial services at 23 locations in Downstate Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois.  In addition, Main Street Wealth Management has $1.87 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes nearly 25 million items per year.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Main Street’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Main Street does not undertake any obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond the ability of Main Street to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning its general business; (iv) changes in interest rates and prepayment rates of its assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Main Street; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Main Street, its businesses and factors that could materially affect its financial results, is included in its filings with the Securities and Exchange Commission.

2

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004
ASSETS
Cash and cash equivalents	$112,845	$55,873	$64,928	$101,075
Investments in debt and equity securities	334,576	364,246	358,726	368,179
Mortgage loans held for sale	1,973	2,768	1,005	910
Loans, net of allowance for loan losses	1,000,825	1,010,195	761,227	726,310
Premises and equipment	22,364	22,579	17,087	17,065
Goodwill	20,832	20,819	—	—
Core deposit intangibles	4,786	5,004	—	—
Accrued interest receivable	9,157	8,770	6,570	7,119
Other assets	26,061	25,548	18,575	18,940
Total assets	$1,533,419	$1,515,802	$1,228,118	$1,239,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,181,826	$1,144,164	$974,577	$990,035
Federal funds purchased, repurchase agreements and notes payable	117,130	121,854	96,900	94,694
Federal Home Loan Bank advances and other borrowings	71,482	89,077	29,882	29,902
Accrued interest payable	3,727	3,471	2,601	2,304
Other liabilities	15,025	14,073	10,183	9,735
Total liabilities	$1,389,190	$1,372,639	$1,114,143	$1,126,670
Total shareholders’ equity	144,229	143,163	113,975	112,928
Total liabilities and shareholders’ equity	$1,533,419	$1,515,802	$1,228,118	$1,239,598

Consolidated Statements of Income

(Unaudited, in thousands)

	Quarter Ended:		Nine Months Ended:
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Interest Income:
Loans and fees on loans	$16,643	$10,507	$43,961	$30,571
Investments in debt and equity securities
Taxable	3,664	2,560	9,269	7,973
Tax-exempt	370	445	1,156	1,424
Federal funds sold and interest bearing deposits	439	151	1,252	339
Total interest income	21,116	13,663	55,638	40,307

Interest expense:
Deposits	5,868	3,643	14,871	10,189
Federal funds purchased, repurchase agreements and notes payable	870	336	2,128	893
Federal Home Loan Bank advances and other borrowings	812	405	1,985	1,202
Total interest expense	7,550	4,384	18,984	12,284
Net interest income	13,566	9,279	36,654	28,023
Provision for loan losses	450	330	1,080	990
Net interest income after provision for loan losses	13,116	8,949	35,574	27,033
Non-interest income:
Remittance processing	1,741	1,820	5,144	5,635
Trust and brokerage fees	2,153	1,544	5,805	4,831
Service charges on deposit accounts	820	619	2,129	1,820
Securities transactions, net	(485)	133	(450)	139
Gain on sales of mortgage loans, net	329	229	726	777
Other	740	613	2,017	2,075
Total non-interest income	5,298	4,958	15,371	15,277
Non-interest expense:
Salaries and employee benefits	6,097	4,727	17,325	13,978
Occupancy	824	685	2,293	1,968
Equipment	674	606	1,955	1,886
Data processing	566	546	1,669	1,633
Office supplies	319	270	906	887
Amortization expense- core deposit intangibles	217	—	435	—
Service charges from correspondent banks	134	194	389	652
Other	1,480	1,414	4,342	3,953
Total non-interest expense	10,311	8,442	29,314	24,957
Income before income taxes	8,103	5,465	21,631	17,353
Income taxes	2,952	1,910	7,820	6,137
Net income	$5,151	$3,555	$13,811	$11,216

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
	2005	2004	2005	2005	2004
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.50	$0.38	$0.46	$1.38	$1.18
Weighted average shares of common stock outstanding	10,248,453	9,460,495	10,341,054	10,014,234	9,491,827
Diluted earnings per share	$0.50	$0.37	$0.45	$1.37	$1.17
Weighted average shares of common stock and dilutive potential common shares outstanding	10,341,647	9,573,370	10,438,479	10,111,588	9,607,752
Market price per share at period end(1)	$29.35	$31.00	$28.75	$29.35	$31.00
Price to book ratio(1)	208.16%	259.41%	206.39%	208.16%	259.41%
Price to earnings ratio(1),(2)	16.68	19.75	17.53	16.68	19.75
Cash dividends paid per share	$0.22	$0.21	$0.22	$0.66	$0.63
Cash dividends declared per share	$0.22	$0.21	$0.22	$0.66	$0.63
Book value per share	$14.10	$11.95	$13.93	$14.10	$11.95
Tangible book value per share(3)	$11.60	$11.95	$11.42	$11.60	$11.95
Ending number of common shares outstanding	10,228,542	9,448,323	10,276,275	10,228,542	9,448,323

AVERAGE BALANCES
Assets	$1,537,563	$1,228,605	$1,549,521	$1,435,085	$1,199,049
Investment securities	360,031	381,580	369,047	358,431	376,232
Gross loans(4)	1,020,809	732,227	1,013,451	935,253	712,163
Earning assets	1,407,522	1,139,861	1,425,580	1,323,396	1,112,087
Deposits	1,187,693	983,263	1,200,104	1,115,405	947,421
Interest bearing liabilities	1,162,494	940,782	1,181,084	1,084,282	910,634
Common shareholders’ equity	143,826	112,386	143,733	134,066	112,752

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$13,770	$9,521	$13,400	$37,287	$28,798
Gross loans(4)	1,016,486	737,183	1,026,591	1,016,486	737,183
Allowance for loan losses	13,688	9,963	13,628	13,688	9,963
Total assets under management	1,870,721	1,647,398	1,801,705	1,870,721	1,647,398

PERFORMANCE RATIOS
Return on average assets(5)	1.33%	1.15%	1.22%	1.29%	1.25%
Return on average equity(5)	14.21%	12.58%	13.19%	13.77%	13.29%
Net yield on average earning assets(5),(6)	3.88%	3.32%	3.77%	3.77%	3.46%
Interest spread(5),(6)	3.43%	3.00%	3.36%	3.34%	3.13%
Net overhead efficiency ratio(6),(7)	52.73%	58.85%	56.70%	55.20%	56.80%
Non-interest revenues as a % of total revenues(7),(8)	29.89%	34.21%	28.33%	30.15%	35.07%
Allowance for loan losses to loans	1.35%	1.35%	1.33%	1.35%	1.35%
Allowance as a percentage of non-performing loans	298.28%	369.55%	360.15%	298.28%	369.55%
Average loan to deposit ratio	85.95%	74.47%	84.45%	83.85%	75.17%
Dividend payout ratio(2)	50.00%	52.83%	53.05%	50.00%	52.83%

ASSET QUALITY
Net charge-offs	$390	$451	$61	$476	$813
Non-performing loans	4,589	2,696	3,784	4,589	2,696
Other non-performing assets	90	185	168	90	185

(1)Closing price at end of period

(2)Last 12-months earnings

(3)Net of goodwill and core-deposit intangibles

(4)Loans include mortgage loans held for sale and nonaccrual loans

(5)Annualized

(6)On a fully tax-equivalized basis

(7)Does not include securities gains/losses

(8)Net of interest expense